EXHIBIT 32.1
CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
FNBH BANCORP, INC.
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):
     I, Barbara Draper, Chief Executive Officer of FNBH Bancorp, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:
     (1) The annual report on Form 10-K for the annual period ended December 31, 2006, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;
     (2) The information contained in this annual report on Form 10-K for the annual period ended December 31, 2006, fairly presents, in all material respects, the financial condition and results of operations of FNBH Bancorp, Inc.

FNBH BANCORP, INC.

Date: March 5, 2007	By:	/s/ Barbara Draper
Barbara Draper
	Its:	Chief Executive Officer
The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to FNBH Bancorp, Inc. and will be retained by FNBH Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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